                                  Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Credit Management Solutions, Inc. 1997 Stock Incentive Plan of our report dated January 24, 1997, with respect to the consolidated financial statements of Credit Management Solutions, Inc. included in it's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Baltimore, Maryland
October 1, 1997